                                    [LOGO]


                        Notice of Corporate Name Change
                         To Be Effected July 25, 2001



To Stockholders of The IXATA Group, Inc.:

On June 12, 2001 our Board of Directors adopted an amendment to IXATA's Certificate of Incorporation to change the name of the Company from "The IXATA Group, Inc." to "RFP Express Inc."

As of June 12, 2001, the holders of a majority of our outstanding shares of voting stock approved the corporate name change by a written consent signed by each of these stockholders in accordance with Delaware law.

The name change will become effective at the close of business on July 25, 2001.

This letter and the accompanying information statement are being distributed to you, our stockholders, in accordance with the requirements of (S) 228(d) of the Delaware general corporation law and (S) 14(c) of the Securities Exchange Act of 1934.


By Order of the Board of Directors,                    July 5, 2001


Michael W. Wynne
Chairman of the Board








         8989 Rio San Diego Drive #160, San Diego, California  92108.
                      Phone (800) 473-6748 www.ixata.com

                                 SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c)
           of the Securities Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:

[X]  Preliminary information statement

[_]  Confidential, for use of the Commission only
     (as permitted by Rule 14c-5(d)(2))

[_]  Definitive information statement

                         The IXATA Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------


     (5) Total fee paid:

     --------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     --------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------


     (3) Filing Party:

     --------------------------------------------------------------------------


     (4) Date Filed:

     --------------------------------------------------------------------------

                             The IXATA Group, Inc.

                             Information Statement
                     General Information for Stockholders

RFP Express(SM) is our flagship service and is the first of a family of new Internet-based e-commerce services developed to meet the needs of a broad spectrum of clients in the hotel, hospitality and corporate travel industries. RFP Express automates the request for proposal (or RFP) process in the hospitality services market. This process typically involves hundreds or, in some cases, thousands of properties worldwide. RFP Express integrates a user-friendly Internet interface, sophisticated data-warehousing system, powerful relational data base systems combined with e-mail and fax technologies to deliver automated solutions for creating, sending, receiving and managing the RFP process. By automating the RFP process, RFP Express provides dramatic cost savings to our users.

Since we acquired IXATA.COM in July 1999, we have achieved more than 300% growth in our corporate customer base. Although we cannot guaranty that such rapid growth can be sustained, we believe that it attests to the success of our RFP Express product.

The Board of Directors believes it is in the best interest of the Company to change its corporate name to "RFP Express Inc." to capitalize upon the success of our RFP Express service and to establish an image that is consistent with our focus on the RFP Express product family. Since launching our service in 1998, we have created a strong and recognized brand name, RFP Express, with a solid client base of over 75 of the Fortune 500 companies, and an equally significant number of hotel chains and properties worldwide. We intend to capitalize on this brand as we expand our products and services. We will establish the Company as the premier web-based tool for managing the purchase of travel and related services. The Company and its services are now one.

Our common stock is traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "IXTA." To reflect the name change, we intend to change the symbol to "RFPE," if it is available.

This information statement is being furnished to you in connection with an amendment to our Certificate of Incorporation to effect the name change.
Section 242(b) of the Delaware general corporation law provides that every amendment to the Certificate of Incorporation of a Delaware corporation must first be adopted by a resolution of the Board of Directors and then be subject to the approval of stockholders owning a majority of the stock entitled to vote on the amendment. Accordingly, our Board of Directors adopted the amendment by unanimous written consent pursuant to (S) 141 of Delaware law. The holders of a majority of our outstanding shares of voting stock adopted and approved the amendment by a written consent pursuant to (S) 228.

Pursuant to (S) 228 of Delaware law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to the action. This information statement is intended to provide you with the required notice. The amendment is the only matter covered by this information statement. We are mailing this information statement on or about July 5, 2001 to our stockholders of record as of the close of business on June 12, 2001. Our stockholders are not entitled to any dissenters' or appraisal rights under Delaware law as a result of the approval of the amendment.

  We are not asking you for a proxy and request that you not send us a proxy.

Vote Required

The stockholder vote required to approve the amendment to our Certificate of Incorporation is the affirmative vote of the holders of a majority of our outstanding shares of voting stock. There are 14,325,543 shares of our common stock, par value $0.001 per share, and 1,495,461 shares of our Series C convertible preferred stock, par value $0.001 per share, outstanding. The holders of the preferred and common stock vote together as a single class on all matters presented for the vote of our stockholders. Each holder of common stock is entitled to one vote for each share held, while each preferred stock holder may cast a number of votes equal to the number of shares of common stock issuable upon conversion of his or her preferred stock, presently ten shares of common for each preferred share. The record date for purposes of determining the number of outstanding shares of stock, and for determining stockholders entitled to vote, is the close of business on June 12, 2001, the day on which the Board of Directors adopted the amendment. As of June 12, 2001, the Company had outstanding 14,325,543 shares of common stock and 1,495,461 shares of preferred stock, or, giving effect to the ten for one voting rights of the preferred stock, shares entitled to a total of 29,280,153 votes. Therefore, the affirmative vote of the holders of shares entitled to 14,640,077 votes is required to approve the amendment.

Vote Obtained

Section 228 of the Delaware general corporation law provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for a special meeting. In order to eliminate the cost and delay involved in holding a special meeting and in order to effect the name change as soon as possible, the Board of Directors decided to obtain the written consent of the holders of a majority of our outstanding voting shares.

The directors, executive officers and other stockholders who adopted the resolutions to amend the Certificate of Incorporation to change the name of the Company collectively own 6,061,875 shares of common stock and 1,395,461 shares of preferred stock or 68.4% of the Company's outstanding voting stock. The amendment and name change will be effective at the close of business on July 25, 2001. At that time Article I of the Company's Certificate of Incorporation will be amended to read: "The name of the corporation is RFP Express Inc."


Security Ownership of Principle Holders and Management

The following table includes, as of June 12, 2001, information regarding the beneficial ownership of the our common stock, by each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of the common stock, each director, each executive officer included in our 2000 executive compensation table and all directors and executive officers as a group.

                                                                          Beneficial Ownership (2)
                                ----------------------------------------------------------------------------------------------------
                                                 Common       Common       Series C          Series C
                                     Stock       Stock        Stock        Preferred        Preferred
      Name and Address (1)           Common     Warrants    Options (3)    Stock (4)       Warrants (5)    Total (6)     Percent (7)
------------------------------------------------------------------------------------------------------------------------------------

Zimri C. Putney (8)                      --    1,500,000            --       1,305,461     1,270,000         27,254,610     65.5%

NextGen Fund II, L.L.C.                  --      900,000            --         771,277       750,000         16,112,770     52.9%
      12701 Fair Lakes Circle
      Suite 690
      Fairfax, VA 22033

NextGen SBS Fund II, L.L.C.              --      600,000            --         514,184       500,000         10,741,840     42.9%
      12701 Fair Lakes Circle
      Suite 690
      Fairfax, VA 22033

Michael M. Grand (9)              4,300,000           --        50,000              --            --          4,350,000     30.3%

Fred Gluckman (10)                1,761,875      100,000        50,000              --            --          1,911,875     13.2%

Andreoli Family Trust (11)        1,761,875           --            --              --            --          1,761,875     12.3%
      3131 Liberty Circle S.
      Las Vegas, NV  89121

Gerald R. McNichols                 100,000           --            --          90,000        90,000          1,900,000     11.8%
      23349 Parsons Road
      Middleburg, VA 20117

Michael W. Wynne                         --           --            --          90,000        90,000          1,800,000     11.2%

Robert Steiner                      516,250           --       150,000              --            --            666,250      4.6%
  840 17th Street, #309
  San Diego, CA 92101

Paul B. Silverman                   100,000           --       200,000              --            --            300,000      2.1%
      9520 Center Street
      Vienna, VA 22181

Andrew H. Kent                           --           --       170,000              --            --            170,000      1.2%
      2613 N. Potomac Street
      Arlington, VA 22207

Robert D. Cuthbertson                    --           --       125,000              --            --            125,000      0.9%

Edward C. Groark                         --           --            --              --            --                 --      0.0%

John C. Riener                           --           --            --              --            --                 --      0.0%
All current directors and         6,578,125    1,600,000       375,000       1,395,461     1,360,000         36,107,735     82.3%
 executive officers as a group
 (8 individuals)
--------------------------------

Footnotes on the next page

(1) Unless otherwise indicated, the address of each of the beneficial owners is c/o The IXATA Group, Inc., 8989 Rio San Diego Drive #160, San Diego, California 92108.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is considered to be the beneficial owner of securities that can be acquired by that person within 60 days of March 31, 2001 upon the exercise of warrants or option or the conversion of convertible securities.

(3) Options to purchase shares of Common Stock that are presently or will become exercisable within 60 days.

(4) Each share of Series C Preferred Stock is convertible without additional consideration into ten shares of Common Stock, subject to adjustment for stock splits, stock dividends and other recapitalizations and reorganizations. The holders of the Series C Preferred Stock and Common Stock vote together as a single class on all matters presented for the vote of the Company's stockholders. Each preferred stockholder may cast a number of votes equal to the number of shares of Common Stock issuable upon conversion of his or her preferred stock.

(5) Warrants to purchase shares of Series C Preferred Stock for $1.00 per share exercisable at any time until ten years from the date of issuance. Each share of Series C Preferred Stock is convertible without additional consideration into ten shares of Common Stock, subject to adjustment for stock splits, stock dividends and other recapitalizations and reorganizations.

(6) Assumes that the beneficial owners' shares of Series C Preferred Stock have been converted into Common Stock, and warrants to purchase shares of Series C Preferred Stock have been exercised and converted into Common Stock.

(7) Each beneficial owner's percent ownership is determined by assuming that options or warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days have been exercised and that shares of Series C Preferred Stock that are held by that person (but not those held by any other person) have been converted into Common Stock.

(8) Includes the following shares owned by NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C.: (i) warrants to purchase 1,500,000 shares of Common Stock; (ii) 1,285,461 shares of Series C Preferred Stock; and (iii) warrants to purchase 1,250,000 shares of Series C Preferred Stock. Mr. Putney is a member of and is the managing director of the managing member of NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C. Mr. Putney disclaims beneficial ownership of the shares held by NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C.

(9) Includes 4,300,000 shares of Common Stock held by Montpilier Holdings, Inc., a Nevada corporation. Mr. Grand has sole power to vote or direct the voting of shares held by Montpilier.

(10) Includes 1,761,875 shares of Common Stock held by the Gluckman Family Trust of which Mr. Gluckman is sole trustee. Also includes 100,000 warrants to purchase Common Stock held by Tel.n.form, Inc., a California corporation of which Mr. Gluckman is President.

(11) Vera Ellen Andreoli is sole trustee of the Andreoli Family Trust.

4